UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2022 (August 3, 2022)

Muzinich BDC, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	814-01314	84-2200473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

450 Park Avenue

New York, NY 10022

(Address of Principal Executive Offices, Zip Code)

(212) 888-3413

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 1.01	Entry into a Material Definitive Agreement

Muzinich BDC, Inc. (the “Company”) had previously entered into an Administration Servicing Agreement (the “Administration Agreement”) with U.S. Bancorp Fund Services, LLC d/b/a U.S. Bank Global Fund Services (“U.S. Bank”) dated as of August 8, 2019. The initial term of the Administration Agreement was set to expire on August 8, 2022. On August 3, 2022, the Company and U.S. Bank agreed to amend the Administration Agreement for purposes of extending its term by one year through August 8, 2023 (the “Amendment”). No other provisions of the Administration Agreement were affected by the Amendment.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibit Number	Description

10.2.1	First Amendment to Administration Agreement between Muzinich BDC, Inc. and U.S. Bank, as Administrator

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Muzinich BDC, Inc.

Date: August 8, 2022	By:	/s/ Paul Fehre
	Name:	Paul Fehre
	Title:	Chief Financial Officer and Treasurer

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